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                                 EXHIBIT 99.1

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Contents

INDEPENDENT AUDITOR'S REPORT



FINANCIAL STATEMENTS



Consolidated balance sheets



Consolidated statements of operations and retained earnings



Consolidated statements of cash flows



Notes to consolidated financial statements







INDEPENDENT AUDITOR'S REPORT



To the Board of Directors

Central Engineering Company

    and Subsidiaries

Minneapolis, Minnesota


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We have audited the accompanying consolidated balance sheets of Central
Engineering Company and Subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of operations, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Central Engineering Company and Subsidiaries as of June 30, 1997 and 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.



McGLADREY & PULLEN, LLP





Minneapolis, Minnesota

September 12, 1997









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CENTRAL ENGINEERING COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
June 30, 1997 and 1996


ASSETS (Note 3)                                            1997       1996
Current Assets
  Cash and cash equivalents                             $2,151,702  $ 673,054
  Accounts receivable:
    Amounts due currently, less allowance for doubtful
      accounts of $130,000                               3,723,324  2,979,406
    Retained percentages                                   152,366    200,365
    Other                                                  114,722     62,477
  Costs and estimated profits in excess of billings on
    uncompleted contracts (Note 2)                       1,414,986  2,932,754

  Inventories                                              355,043    296,572
  Prepaid expenses and other                                 9,906      6,895
  Income tax refund receivable                                 -      355,036
  Deferred taxes (Note 4)                                  223,000    184,000
                                                         --------- ----------
          Total current assets                           8,145,049  7,690,559

Property and Equipment, at cost
  Engineering and production                             2,019,994  1,956,112
  Transportation                                            86,656     86,656
  Office                                                   426,205    410,673
  Leasehold improvements                                   445,178    445,178
                                                        ---------- ----------
                                                         2,978,033  2,898,619

  Less accumulated depreciation                          2,518,824  2,333,749
                                                           459,209    564,870
                                                        ---------- ----------
                                                        $8,604,258 $8,255,429
                                                        ========== ==========

See Notes to Consolidated Financial Statements.


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
LIABILITIES AND STOCKHOLDERS' EQUITY                         1997       1996
Current Liabilities
  Accounts payable                                       $1,643,517 $1,459,767
  Customer deposits                                               -    153,952
  Billings in excess of costs and estimated profits on
    uncompleted contracts (Note 2)                        2,672,599  2,877,985
  Accrued liabilities                                       680,393    632,408
  Income taxes payable (Note 4)                             161,488        -
                                                         ---------- ----------
          Total current liabilities                       5,157,997  5,124,112



Commitments (Notes 3, 6, and 7)



Stockholders' Equity
  Capital stock:
    Common, Class A, voting, $0.10 par value; authorized
      100,000 shares; 15,450 shares issued and outstanding    1,545      1,545
    Common, Class B, nonvoting, $0.10 par value; authorized
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
      1,000,000 shares; 75,930 shares issued and outstanding       7,593        7,593
  Additional paid-in capital                                      63,366       63,366
  Retained earnings                                            3,373,757    3,058,813
                                                              ----------   ----------
                                                               3,446,261    3,131,317
                                                              ----------   ----------
                                                              $8,604,258   $8,255,429
                                                              ==========   ==========

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CENTRAL ENGINEERING COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended June 30, 1997 and 1996

                                              1997       1996

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
Earned revenue                                          $21,223,825 $14,744,515
Cost of earned revenue                                   18,156,302  12,858,517
                                                        ----------- -----------
          Gross profit                                    3,067,523   1,885,998

Operating expenses                                        2,635,420   3,009,309
                                                        ----------- -----------
          Operating income (loss)                           432,103  (1,123,311)

Other income (expense):
  Interest income                                            46,501      4,367
  Interest expense                                           (2,660)   (64,317)
                                                        ----------- -----------
                                                             43,841    (59,950)
                                                        ----------- -----------
          Income (loss) before income taxes                 475,944 (1,183,261)

Federal and state income taxes (benefit) (Not               161,000   (484,000)
                                                        ----------- -----------
          Net income (loss)                             $   314,944  $(699,261)
                                                        =========== ===========

CONSOLIDATED STATEMENTS OF RETAINED EARNINGS
Years Ended June 30, 1997 and 1996

                                                         1997       1996
Balance, beginning                                       $3,058,813 $3,758,074
  Net income (loss)                                         314,944   (699,261)
                                                        ----------- -----------
Balance, ending                                          $3,373,757 $3,058,813
                                                        =========== ===========

See Notes to Consolidated Financial Statements.


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CENTRAL ENGINEERING COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended June 30, 1997 and 1996


                                               1997       1996
Cash Flows From Operating Activities
  Net income (loss)                         $ 314,944   $(699,261)

  Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities:
    Depreciation                              187,059     218,629
    (Gain) loss on sale of property and
      equipment                                    66      (2,000)
    Deferred taxes                            (39,000)   (110,000)
    Changes in assets and liabilities:
      Accounts receivable                    (748,164)    438,600
      Billings in excess of costs and
        estimated profits on
        uncompleted contracts, net          1,158,430   1,329,577
      Income taxes                            516,524    (326,976)
      Accounts payable                        183,750    (334,094)
      Other                                   (13,497)    (90,253)
                                           ----------  ----------
          Net cash provided by operating
            activities                      1,560,112     424,222

Cash Flows From Investing Activities
  Proceeds from sale of property and
    equipment                                       6       2,000
  Purchase of property and equipment          (81,470)    (73,904)
                                           ----------  ----------
          Net cash used in investing
            activities                        (81,464)    (71,904)
                                           ----------  ----------
          Increase in cash and cash
            equivalent                      1,478,648     352,318

Cash and Cash Equivalents
  Beginning                                   673,054     320,736



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  Ending                                    $2,151,702  $ 673,054
                                            ==========  =========

Supplemental Disclosures of Cash Flow Information
  Cash payments for (refunds from):
    Interest                                $    2,660  $  50,317
    Income taxes, net                         (316,524)   (47,024)

See Notes to Consolidated Financial Statements.


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Notes to Consolidated Financial Statements

Note 1:

Nature of Business and Significant Accounting Policies

Nature of business: The Company's operations are principally in the design, manufacture, and construction of aircraft ground support equipment and facilities. Sales are made on credit terms that the Company establishes for individual customers.



The Company conducts business in the United States and numerous foreign countries. Accounts receivable relating to foreign revenues as of June 30, 1997 and 1996, are approximately $3,675,000 and $2,631,000, respectively, and foreign revenues for the years ended June 30, 1997 and 1996, were approximately $11,504,000 and $10,886,000.



During 1995, the Company started a separate division named "Chiltern Hills Multimedia," for purposes of developing a software product. Net operating expenses for the years ended June 30, 1997 and 1996, include approximately $150,000 and $382,000, respectively, related to this division.



A summary of the Company's significant accounting policies follows:



Principles of consolidation: The consolidated financial statements include the accounts of Central Engineering Company and its wholly-owned subsidiaries, Central Engineering International Co. and Cenco Europe, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.



Use of estimates: The preparation of financial statements in
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conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. See revenue and cost recognition accounting policy for the estimation process relating to contracts.



Revenue and cost recognition: Profits on contracts are recorded on the basis of the percentage of completion of individual contracts, commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy. That portion of the total contract price is accrued which is allocable, on the basis of the Company's estimates of percentage of completion, to contract expenditures and work performed. Indirect costs are allocated to contract costs and inventories.



As these contracts may extend over one or more years, revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which the facts which require the revision become known. Additionally, the entire amount of the estimated loss is accrued at the time when it is determined that a loss on a contract is likely to occur.



The asset, "costs and estimated profits in excess of billings on uncompleted contracts," represents revenue recognized in excess of amounts billed. The liability, "billings in excess of costs and estimated profits on uncompleted contracts," represents billings in excess of revenue recognized.
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Note 1.  Nature of Business and Significant Accounting Policies
(Continued)

Cash and cash equivalents: For purposes of reporting cash flows, cash and cash equivalents include cash on hand and all commercial paper, money market accounts, and repurchase agreements with an original maturity of three months or less. The Company maintains cash in its bank accounts which, at times, exceed the FDIC insurance limit. The Company has not experienced any losses on such accounts.


Inventories: Inventories consist of manufactured parts and assemblies and are priced at the lower of cost (first-in, first-out) or market.


Depreciation: The Company provides depreciation based on the estimated useful life of individual assets. Depreciation methods and estimated useful lives are as follows:

              Method                           Years

Engineering and production equipment
Straight-line and declining balance             5-7

Transportation equipment
Declining balance                                5

Office equipment
Straight-line and declining balance             5-7

Leasehold improvements
Straight-line and declining balance           7-31.5



Income taxes: Deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible

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temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws on the date of enactment.



Federal income tax credits are accounted for as a reduction in the provision for income taxes in the year in which the credits are utilized.



Forward exchange contracts: The Company has entered into foreign currency contracts as a hedge against foreign currency exposures for certain construction contracts. These foreign currency contracts limit the Company's exposure to both favorable and unfavorable currency fluctuations. The foreign currency contracts are designated as a hedge of a firm commitment for construction contracts denominated in foreign currencies, and any gains and losses are deferred and included in the measurement of the construction contracts profitability (Note
7).



Fair value of financial instruments: At June 30, 1997, the Company's financial statements include the following financial instruments:



Cash and cash equivalents: The carrying amounts approximate fair value due to the short-term maturity of those instruments.
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Note 1.  Nature of Business and Significant Accounting Policies
(Continued)

Foreign currency contracts: The fair value of foreign currency contracts (used for hedging purposes) is estimated based upon the foreign currency spot rate as of June 30, 1997. The fair value of the foreign currency contracts approximates contract value.

Note 2.

Uncompleted Contracts

Summary follows:



                                                 June 30          June 30
                                                  1997              1996

Costs incurred on uncompleted contracts     $49,711,490        $37,652,757

Estimated profits                             4,216,927          3,580,723

                                             53,928,417         41,233,480

 Less billings to date                       55,186,030         41,178,711

                                            $(1,257,613)       $    54,769



Included in the accompanying consolidated balance sheets under the following captions:



                                            June 30

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                                               June 30           June 30
                                                1997              1996

Costs and estimated profits in excess
of billings on uncompleted contracts        $ 1,414,986        $2,932,754

Billings in excess of costs and
estimated profits on uncompleted
contracts                                     2,672,599         2,877,985

                                            $(1,257,613)       $   54,769



As of June 30, 1997, the Company had contracts in process with an aggregate contract price of $72,850,265, of which $18,921,848 had not yet been recognized as earned revenues.


Note 3.

Short-Term Borrowing

The Company has a $2,500,000 working capital line of credit through December 1997, which provides for borrowings at 1 percent over the prime lending rate and the issuance of letters of credit at a fee of 2.0 percent per annum of usage. The credit facility is secured by substantially all of the Company's assets, the guarantee by the Company and its subsidiaries, and the personal guarantee by the Company's major stockholder. At June 30, 1997, there was no outstanding letter of credit and no outstanding borrowings.


In connection with the above credit facilities, the Company has agreed to certain financial and operational covenants.


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Note 4.

Income Tax Matters

Net deferred tax assets consist of the following components:


                                                 June 30        June 30
                                                  1997           1996
Deferred tax assets:

Accounts receivable allowance                   $ 47,000       $ 47,000

Accrued vacation                                  76,000         70,000

Uniform capitalization, section 263A               3,000          3,000

Costs on uncompleted contracts                    95,000         37,000

State tax loss carryforward                        8,000         33,000

Other accruals                                     3,000          4,000
                                                --------       --------
Total deferred tax assets                        232,000        194,000


Deferred tax liabilities:

Deferred revenue and other                         9,000         10,000
                                                --------       --------
Net deferred tax assets                         $223,000       $184,000
                                                ========       ========

No valuation allowance is required for deferred tax assets as the recorded amount is considered to be fully realizable.


Income tax expense consists of the following components:


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                                            June 30           June 30
                                             1997              1996
Current taxes payable (refundable):

Federal                                     $195,000        $(376,000)

State                                          5,000            2,000

Deferred tax benefit                         (39,000)        (110,000)
                                            --------        ---------
Income tax expense (benefit)                $161,000        $(484,000)
                                            ========        =========


The 1996 income tax benefit differs from the amount obtained by applying the U.S. federal income tax rate of 34 percent to pretax loss primarily due to the deferred tax benefit resulting from the state tax loss carryforward.


As of June 30, 1997, there is a state tax loss carryforward of approximately $80,000 available to offset future taxable income, expiring in 2011.


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Profit Sharing Plan and Trust

The Company has a profit sharing plan for those employees who meet certain eligibility requirements. The annual contribution to the plan is at the discretion of the Company's Board of Directors with a minimum annual contribution of 1.5 percent of a participant's wages for the plan year. The profit sharing plan includes a 401(k) retirement savings plan. Under the terms of this plan, the Company will contribute an amount equal to 25 percent of the participant's wage reduction contributions up to a maximum of 1.5 percent of a participant's wages for the plan year.



Contributions totaled approximately $113,000 and $132,000 for the years ended June 30, 1997 and 1996, respectively.



Related-Party Transactions

The Company leases three buildings under operating leases from partnerships which include the major stockholder. The building leases expire December 31, 1997, and require remaining rentals totaling $129,100 plus the payment of real estate taxes, special assessments, maintenance, utilities, and insurance on the property. The rentals are subject to an annual adjustment. The total rent paid to the two partnerships was $258,200 in 1997 and $255,700 in 1996.



Foreign Currency Contracts

During 1997, the Company entered into forward currency contracts to hedge certain firm commitments for the delivery of goods and services for two construction contracts denominated in foreign currencies. The purpose of the Company's foreign currency hedging activity is to protect it from the risk that the eventual dollar cash flows resulting from the delivery of goods and services to international customers will be adversely affected by changes in exchange rates. At June 30, 1997, the Company had forward currency contracts, all with a maturity of less than one year, to exchange British pounds and Singapore dollars for U.S. dollars in the amount of $5,670,800 and $3,382,200, respectively. There were no significant unrealized gains or losses relating to foreign currency contract at June 30, 1997.